Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Intrepid Capital Management Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Intrepid Capital Management Funds Trust for the period ended March 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Intrepid Capital Management Funds Trust for the stated period.

/s/ Mark F. Travis Mark F. Travis President, Intrepid Capital Management Funds Trust	/s/ Mark F. Travis Mark F. Travis Treasurer, Intrepid Capital Management Funds Trust
Dated: May 30, 2006	Dated: May 30, 2006